                       SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.    )

Filed by Registrant [X]
Filed by Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                     Commission Only (as permitted
                                     by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Uni-Marts, Inc.
----------------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

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
                              UNI-MARTS, INC.
                          477 East Beaver Avenue
                  State College, Pennsylvania 16801-5690





                                    January 29, 1999



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Uni-Marts, Inc. The meeting will be held at the Penn Stater Conference Center Hotel, 215 Innovation Boulevard, State College, Pennsylvania, on Thursday, February 25, 1999, commencing at 10:00 A.M.

     Please note that we have moved the location of our annual meeting. In order to facilitate check-in, we will require admission tickets for stockholders who wish to attend the meeting in person. The admission ticket is attached to the enclosed proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by your broker or other evidence of stock ownership.

   At the meeting, you will be asked to vote on the following proposals:

   1. Election of two Class III directors who will serve until the Annual Meeting of Stockholders in 2002;

   2.   Approval of the Company's Employee Stock Purchase Plan; and

   3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1999.

     Your vote is important. Whether or not you plan to attend the meeting, please sign, date and mail your proxy in the enclosed postage-paid envelope promptly.

                                    Sincerely,

                                    /S/ HENRY D. SAHAKIAN

                                    HENRY D. SAHAKIAN
                                    Chairman of the Board
                                     and Chief Executive Officer

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  -----

                              UNI-MARTS, INC.
                          477 East Beaver Avenue
                  State College, Pennsylvania 16801-5690

                                  -----


TO THE STOCKHOLDERS:

     You are hereby notified that the Annual Meeting of Stockholders of Uni-Marts, Inc., a Delaware corporation, will be held at the Penn Stater Conference Center Hotel, 215 Innovation Boulevard, State College,
Pennsylvania, at 10:00 A.M. on Thursday, February 25, 1999, for the following purposes:

   1. To elect two Class III directors who will serve until the Annual Meeting of Stockholders in 2002;

   2.   To approve the Company's Employee Stock Purchase Plan;

   3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1999; and

   4. To transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on December 30, 1998 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.


                                    /S/ HARRY A. MARTIN

                                    HARRY A. MARTIN
                                    Secretary


State College, Pennsylvania
January 29, 1999

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

If you plan to attend the meeting, please bring the admission ticket attached to the enclosed proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by your broker or other evidence of stock ownership.

                              UNI-MARTS, INC.
                          477 East Beaver Avenue
                       State College, PA 16801-5690


                                 ---------

                              PROXY STATEMENT

                                 ---------


     This Proxy Statement is furnished to the stockholders of Uni-Marts, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders on February 25, 1999 (the "Annual Meeting") and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about January 29, 1999. The expense of preparing, printing and mailing the Proxy Statement will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's stock.

     Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a stockholder by written notice of such revocation or by a later dated proxy delivered to the Secretary of the Company at any time prior to the shares represented by such proxy being voted.

     Holders of record of the Company's Common Stock, par value $.10, at the close of business on December 30, 1998 are entitled to notice of, and to vote at, the Annual Meeting. As of such date, there were outstanding 6,867,435 shares of the Company's Common Stock. Each stockholder has one vote per share on all items of business properly presented at the Annual Meeting. Under the Amended and Restated By-laws of the Company, the presence of a quorum is required for the transaction of business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the total number of shares issued and outstanding and entitled to vote thereat and a majority of the voting power of the shares issued and outstanding shall constitute a quorum for the transaction of business. Directors will be elected by a plurality of the votes present in person or represented by proxy at the time of the meeting and entitled to vote thereon. Action on all other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on such matters. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining whether a proposal has been approved. Votes cast by stockholders will be counted by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent. The Company does not have any policy with respect to maintaining the confidentiality of proxies, ballots or vote tabulations.

     A copy of the 1998 Annual Report, which includes financial statements for the fiscal year ended September 30, 1998, is enclosed.

                                PROPOSAL 1
                           ELECTION OF DIRECTORS

     The Board of Directors is composed of three classes. Class I and Class II Directors will serve until the Annual Meetings of Stockholders in 2000 and 2001, respectively, and thereafter for terms of three years until their successors have been elected and qualified. The Directors comprising Class III will be elected at the Annual Meeting and will serve until the Annual Meeting of Stockholders in 2002 and thereafter for terms of three years until their successors have been elected and qualified. Class I is composed of three Directors and Class II and Class III are each composed of two Directors.

     The persons named in the enclosed proxy card as proxies (the "Proxies") intend to vote, unless instructed otherwise, for election of the nominees named below. If for any reason any of the nominees becomes unable or is unwilling to serve, at the time of the Annual Meeting the Proxies will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election. Directors shall be elected by a plurality of the votes cast.

   The following sets forth information as to each nominee for election as a Director at the Annual Meeting and each Director continuing in office, including their ages, present principal occupations, other business experience for at least the last five years and memberships on committees of the Board of Directors.

   Nominees for election as Class III Directors at the Annual Meeting with terms expiring in 2002:

Name                           Age   Position
----                           ---   --------
M. Michael Arjmand (1)(2)(3)   51    Director
Daniel D. Sahakian (2)         66    Director

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

   Class I Directors whose present terms continue until 2000:

Name                           Age   Position
----                           ---   --------
Henry D. Sahakian (4)          62    Chairman of the Board and Chief
                                     Executive Officer
Herbert C. Graves (1)(4)       72    Director
Gerold C. Shea (1)(4)          59    Director

   Class II Directors whose present terms continue until 2001:

Name                           Age   Position
----                           ---   --------
J. Kirk Gallaher (4)           52    Executive Vice President, Chief
                                     Financial Officer and Director
Stephen B. Krumholz (2)(3)(4)  49    Director

----------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Stock Option Committee.

(4) Member of the Strategic Planning Committee.

     Henry D. Sahakian is the founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company's inception. He also served as the Company's President until October 1994. He currently has assumed the duties of President.

     M. Michael Arjmand is the founder and current Chief Executive Officer of the Centre Analytical Laboratories, Inc., a contract research company located in State College, Pennsylvania, and has served as Chairman of the Board of that firm since 1986. Mr. Arjmand became a Director of the Company in April 1998.

     J. Kirk Gallaher joined the Company in April 1980 and has served as Executive Vice President and Chief Financial Officer since October 1994. From 1987 to 1994, Mr. Gallaher served as the Company's Senior Vice President and Chief Financial Officer. Mr. Gallaher became a Director of the Company in October 1986.

     Herbert C. Graves has served since 1998 as Chairman Emeritus of Standard Steel Division of Freedom Forge Corp., a steel manufacturer located in Lewistown, Pennsylvania. From 1989 to 1998, he served as Chairman of the Board and Chief Executive Officer of that firm. Mr. Graves also served as that company's President from 1989 to 1994. Mr. Graves became a Director of the Company in June 1998.

     Stephen B. Krumholz has been employed since 1998 as Executive Vice President of Retail Services, Inc., an electronic database marketing company based in Dallas, Texas. Mr. Krumholz was employed from 1972 to 1998 by The Southland Corporation ("Southland"), headquartered in Dallas, Texas, and served as that company's Executive Vice President and Chief Operating Officer from 1993 to 1998. Southland operates or franchises 5,400 7-Eleven and other convenience stores in the United States and Canada and is affiliated with another 11,700 7-Eleven convenience stores in the United States, Japan and other countries. Prior to 1993, Mr. Krumholz served in other executive and management positions with Southland. Mr. Krumholz became a Director of the Company in June 1998.

     Daniel D. Sahakian has served for the past 18 years as President and Chief Executive Officer of HFL Corporation and for the past 11 years as President of Unico Corporation, both of which are controlled by him and Henry D. Sahakian. HFL Corporation and Unico Corporation are commercial real estate companies.
Mr. Sahakian became a Director of the Company in October 1981. He is Henry D. Sahakian's brother.

     Gerold C. Shea has served as President of Interconnect Enterprises, a petroleum industry consulting firm located in Downingtown, Pennsylvania, since 1995. From 1963 to 1995, he was employed by Sun Co., Inc., a major petroleum refiner and retailer, and served as that company's Vice President, Sunoco and Atlantic Brand, from 1991 to 1995. In that position, he directed retail marketing at 5,000 service stations and convenience stores. Prior to that, Mr. Shea served in other executive and management positions with Sun. Mr. Shea became a Director of the Company in June 1998.

     For information with respect to the share ownership of the Company's Directors, see "Principal Stockholders."

     The Board of Directors met nine times during the last fiscal year. In fiscal year 1998, the Board of Directors had an Audit Committee, a Compensation Committee, a Stock Option Committee and a Strategic Planning Committee. The Audit Committee communicates with and receives information directly from the Company's independent auditors. The Audit Committee met three times during the last fiscal year. The Compensation Committee periodically reviews, implements and administers the compensation policies and programs for and performance of the Company's executive officers and establishes guidelines for the compensation of other personnel. The Compensation Committee met three times during the last fiscal year. The Stock Option Committee administers the Company's 1996 Equity Compensation Plan. The Stock Option Committee met two times during the last fiscal year. The Strategic Planning Committee meets periodically to review and make recommendations regarding the Company's strategic plan. The Strategic Planning Committee met three times during the last fiscal year. Each incumbent director attended more than 75% of the meetings of the Board of Directors and the meetings of Board Committees on which such Director served.

                          EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the total annual compensation paid or accrued by the Company to or for each executive officer of the Company for the periods listed below:

                                             Summary Compensation Table
                                                                  Long-Term Compensation
                                                         ----------------------------------------
                                                                   Awards
                                                         ---------------------------
                                                         Securities
                                                          Underlying    Performance   Performance        All
                                Annual Compensation      Options/SARs    Unit Plan     Unit Plan        Other
Name and Principal Position   Year  Salary($)  Bonus($)  (# of Shares)  (# of Units)  Payouts ($)      Comp.($)
---------------------------   ----  ---------  --------  -------------  ------------  -----------  ---------------
Henry D. Sahakian,            1998   294,500   100,000      92,410              0      10,313      62,555(a)(b)(c)
Chairman of the Board         1997   294,500         0      22,410              0      28,050      60,729(a)(b)(c)
and Chief Executive           1996   288,900         0      14,940          1,500      57,221      61,133(a)(b)(c)
Officer

J. Kirk Gallaher,             1998   147,000    30,000      41,146              0      18,900      25,621(a)(b)(c)
Executive Vice President,     1997   147,000         0      11,145              0      16,450      24,682(a)(b)(c)
Chief Financial Officer       1996   139,100         0       7,430            740      29,601      24,804(a)(b)(c)
and Director

David G. Graves               1998    38,942         0      30,000              0           0      43,385(d)(e)
Executive Vice President      1997         0         0           0              0           0           0
and Chief Operating Officer   1996         0         0           0              0           0           0

Matthew R. Chandik            1998    21,404         0      20,000              0           0      30,026(d)(e)
Senior Vice President,        1997         0         0           0              0           0           0
Operations                    1996         0         0           0              0           0           0

Norine M. Eichelkraut         1998     8,481         0      20,000              0           0      55,225(d)(e)
Senior Vice President,        1997         0         0           0              0           0           0
Merchandising and Marketing   1996         0         0           0              0           0           0

Charles R. Markham,           1998   103,692         0           0              0           0      24,302(a)(b)(c)
Former President, Chief       1997   170,014         0      15,480              0      21,000      50,499(a)(b)(c)
Operating Officer             1996   160,500         0      10,320          1,030      34,046      50,638(a)(b)(c)
and Director (f)

--------------------
(a) Includes premiums paid by the Company on split-dollar insurance policies on the lives of Henry D. Sahakian, J. Kirk Gallaher and Charles R. Markham in the amounts of $53,610, $18,851 and $22,303, respectively, for the fiscal year ended September 30, 1998, $53,610, $18,851 and $44,605, respectively, for the fiscal year ended September 30, 1997 and $54,188, $18,851 and $44,605, respectively, for the fiscal year ended September 30, 1996.

(b) Includes Company contributions to the Company's Deferred Compensation Plan for Messrs. Sahakian, Gallaher and Markham in the amounts of $5,000, $5,000 and $962, respectively, for the fiscal year ended September 30, 1998, and $5,000, $5,000 and $5,000, respectively, for the fiscal years ended September 30, 1997 and 1996.

(c) Includes Company contributions to the Company's Retirement Savings and Incentive Plan (the "Savings Plan") for Messrs. Sahakian, Gallaher and Markham in the amounts of $3,945, $1,770 and $1,037, respectively, for the fiscal year ended September 30, 1998, $1,669, $831 and $894, respectively, for the fiscal year ended September 30, 1997 and $1,945, $953 and $1,033, respectively, for the fiscal year ended September 30, 1996.

(d) Includes payments for certain relocation costs paid to or on behalf of Messrs. Graves and Chandik and Ms. Eichelkraut in the amounts of $23,385, $15,026 and $40,225, respectively.

(e) Includes hiring bonuses paid to Messrs. Graves and Chandik and Ms. Eichelkraut of $20,000, $15,000 and $15,000, respectively.

(f) Mr. Markham retired on December 8, 1997 pursuant to an agreement which provided, among other things, for salary continuance until May 15, 1998 and for certain other benefits.

     Grants of Stock Options. The following table sets forth incentive stock options granted to executive officers during the fiscal year ended September 30, 1998:

                         Options/SAR Grants Table
                   Option/SAR Grants in Last Fiscal Year
                                                                        Potential
                                                                    Realizable Value
                                                                    at Assumed Annual
                                                                      Rates of Stock
                                                                    Price Appreciation
                                  Individual Grants                  For Option Terms

                    -----------------------------------------------  -----------------
                                 % of Total
                                Options/SARs
                     Options/    Granted to   Exercise
                      SARs      Employees in    Price    Expiration
Name                Granted(#)  Fiscal Year   ($/Share)      Date     5% ($)  10% ($)
----                ----------  ------------  ---------  ----------  -------  -------
Henry D. Sahakian     11,205           3.9%     5.25      10-18-07   36,996     93,753
                      11,205           3.9%     5.775     10-18-02   17,878    39,505
                      13,000           4.5%     3.50      06-17-08   28,614    72,515
                      57,000          19.9%     3.85      06-17-03   60,631   133,978

J. Kirk Gallaher      11,146           3.9%     5.25      10-18-07   36,801    93,260
                      30,000          10.5%     3.50      06-17-08   66,033   167,343

David G. Graves       30,000          10.5%     3.50      06-17-08   66,033   167,343
Matthew R. Chandik    20,000           7.0%     3.125     09-15-08   39,306    99,608
Norine M. Eichelkraut 20,000           7.0%     3.125     09-15-08   39,306    99,608
Charles R. Markham         0           0.0%      n/a         n/a       n/a       n/a

     Stock Option Exercises and Fiscal Year-End Stock Option Values. The following table sets forth information concerning stock options exercised during the 1998 fiscal year and the value of stock options held at the end of the fiscal year ended September 30, 1998 by each of the Company's executive officers:

           Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                  Number of
                                                  Securities      Value of
                                                  Underlying     Unexercised
                                                  Unexercised    In-The-Money
                        Shares                 Options/SARs at   Options/SARs
                       Acquired      Value        FY-End (#)     at FY-End ($)
                          on        Realized     Exercisable/    Exercisable/
Name                   Exercise       ($)       Unexercisable    Unexercisable
----                   --------     --------   ---------------   -------------
Henry D. Sahakian           0              0    52,245/103,615       0/0
J. Kirk Gallaher            0              0    34,913/46,718        0/0
David G. Graves             0              0         0/30,000        0/0
Matthew R. Chandik          0              0         0/20,000        0/0
Norine M. Eichelkraut       0              0         0/20,000        0/0
Charles R. Markham     20,000         33,750         0/0             0/0

     All options held by the named individuals were fully exercisable at September 30, 1998 except options granted during fiscal year 1998 and options for 11,205 shares and 5,572 shares granted to Messrs. Sahakian and Gallaher, respectively, in fiscal year 1997.

     Compensation of Directors. During the 1998 fiscal year, each Director who was not an employee of the Company received a retainer of $7,500, of which $5,000 was paid in shares of Common Stock. Each nonemployee Director also received grants of stock options to purchase 7,000 shares of the Company's Common Stock (4,000 shares for Mr. Daniel D. Sahakian) at an exercise price of $3.50 for serving as a Director during fiscal year 1998. In fiscal year 1998, the 1996 Equity Compensation Plan was amended to provide for additional initial stock option grants to purchase 5,000 shares for new directors. Each nonemployee Director also received $1,000 for each board or committee meeting attended. Committee chairmen received $2,000 for each meeting they chaired.

     Employment Agreements. The Company has entered into a change-in-control agreement with each of Messrs. Henry D. Sahakian, Gallaher, Graves and Chandik and Ms. Eichelkraut which provides for, among other things, the payment of an amount equal to 2.99 times the officer's base compensation if such officer's employment is terminated in connection with a change in control of the Company.


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during fiscal year 1998 were Messrs. Arjmand, Krumholz and Daniel D. Sahakian.

     The Company leases one store location from Daniel D. Sahakian which Mr. Sahakian purchased from HFL Corporation in fiscal year 1995. The lease has a remaining term of nine years with two five-year and one four-year renewal options, with the rent increasing by 2% each year. Rent paid to Daniel D. Sahakian under this lease during fiscal year 1998 was $28,200.

     During fiscal year 1998, the Company leased five store locations and one other location from Unico. Certain directors, executive officers and stockholders of the Company are also directors, executive officers and stockholders of Unico. Effective October 1, 1992, the leases for five of these locations are for terms of 15 years with two five-year and one four-year renewal options. Annual rental increases are limited to a maximum of 2% each year. The lease for the remaining location is for a one-year period, with rent increasing by 2% each year, and is cancelable only at the option of the Company at the end of any year upon six months' written notice.
Aggregate rent paid under these leases during fiscal year 1998 was $133,800.

     The Company leases its corporate headquarters, certain storage facilities and three of its store locations from HFL Corporation, all of the stock of which is beneficially owned or controlled by Henry D. Sahakian and Daniel D. Sahakian. The leases for the corporate headquarters were entered into in years 1991 to 1996, expire in 2000 and provide for a current aggregate rent of
$314,300.   The leases for the storage facilities were entered into in years
1998 and 1999, are for terms of five years, subject to a 4% annual increase, and provide for an aggregate rent of $84,800. The aggregate rent paid to HFL Corporation for the corporate headquarters and storage facilities was $389,300 for fiscal year 1998. The three leases of store locations from HFL Corporation were entered into from August 1995 to October 1997, are for terms of five years with renewal options and provide for annual rents aggregating $79,600. The aggregate rent paid under these leases to HFL Corporation during fiscal year 1998 was $78,500.

     During fiscal year 1998, the Company received from HFL Corporation $8,500 as reimbursement for certain general and administrative expenses. The Company intends to continue to provide some administrative services for HFL Corporation and expects to be reimbursed therefor.

     On February 26, 1993, the Company made a one-time, special grant of nonqualified stock options to Henry D. Sahakian and Daniel D. Sahakian each to purchase 150,000 shares of Common Stock at a price of $4.50 per share in exchange for their relinquishment of effective voting control of the Company as a result of the elimination of the super-majority voting provisions of the Company's Class B Common Stock. Henry D. Sahakian exercised his option in fiscal year 1996. Daniel D. Sahakian exercised his option in 1998.


         REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION
                  COMMITTEE OF THE BOARD OF DIRECTORS ON
                          EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for implementing and administering the Company's compensation policies and programs for its executive officers. A separate committee administers the Company's Stock Option Plan (the "Stock Option Committee").
The Committee and the Stock Option Committee both are composed entirely of nonemployee directors. The Company's compensation policy, effectuated by the Committees, is to provide a comprehensive structure that will (i) motivate the officers to implement and achieve the Company's strategic and financial goals,
(ii) retain and attract key executive personnel and (iii) align a significant portion of the compensation of management with the interest of the stockholders through stock options and other incentives that are designed to provide additional compensation only when the Company achieves good financial results and all stockholders benefit. The Company and the Committees are strongly committed to maximizing shareholder value through consistent growth and profitability.

     The Company's overall compensation program for its executive officers is comprised of the following elements:

     A. Base Salary;
     B. Annual Bonus Plan; and
     C. Stock Option Plan.(1)
                                          9

Base Salary and Benefits

     The Committee reviews the base salary and benefits provided to each executive officer on an annual basis and evaluates the compensation against available data for other businesses, both in related areas and in general industry. During 1998, the Committee reviewed a compensation study prepared by an independent accounting firm and proxy information and other similar data to attempt to insure that the Company continues to provide competitive levels of compensation. The Committee believes that the compensation provided to the officers is competitive with that generally offered by comparable convenience store operators and other similarly sized businesses.



----------
     (1) As discussed below, in prior years the Company made three-year grants under a Performance Unit Plan pursuant to which payments were made in the fiscal year ended September 30, 1998. No further payments are currently scheduled to be made under the Performance Unit Plan.

Bonuses

     For the fiscal year ended September 30, 1998, no bonuses were awarded to the executive officers based upon the terms of the Annual Bonus Plan, as administered by the Committee (but see discussion below under "Chief Executive Officer Compensation"). During this year, the Plan was designed to reward the executive officers only based on an increase of the Company's earnings per share (after the bonuses are taken into account) over prior fiscal years (without regard to extraordinary items) and consistent with the Company's budget. Since earnings per share did not equal or exceed the target set, no bonuses were earned under the Plan by any executive officer. The Committee continues to believe that an annual bonus plan must relate executive compensation directly to Company performance so that such bonuses will provide a financial reward only for the achievement of substantial business results. For fiscal 1999, the Plan has been redesigned to provide a minimum bonus pool if the Company attains a specified level of profitability during the year; for results in excess of the threshold (no bonus pool would be created below it) the executive officers would also share in each dollar of additional profit. Bonuses at threshold would yield 40% of base salary for the executive officers.

Stock Options

     The Committee and the Stock Option Committee believe that stock ownership by executive officers is important in order that a portion of each executive's compensation is directly aligned with the economic interest of the stockholders of the Company. The Stock Option Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the Stock Option Plan, options are issued at a price equal to the fair market value of a share on the date of grant and the options generally expire after ten years. Although the grant of stock options and the number of shares subject to option are discretionary with the Stock Option Committee, executives have annually received stock options in order to increase their stock ownership. In addition, the Committee takes the number of shares subject to options and the potential long-term benefit to the executives into account in setting each executive's overall compensation targets. Because the Company and the Stock Option Committee believe that stock options are a valuable incentive, in recent years, stock option grants have been extended to many other individuals employed by the Company.

Performance Unit Plan

     The Committee decided not to make further grants under the Performance Unit Plan in the current fiscal year and no such grants have been made since 1995. Under the plan, the amount of compensation is determined over succeeding three-year periods of time based upon the performance of the Company as well as upon each executive officer meeting individual goals consistent with that officer's position with the Company. Each Performance Unit has an initial value of $50 and the performance period ends three years following grant. The actual value of the performance unit at the end of the performance period is dependent (50%) upon the Company achieving its cash flow target during the period and (50%) on the individual achieving the personal goals set for him. The actual value of a performance unit at the end of the period may vary from 0% to in excess of 100% of the $50 nominal value. A small payment was made under the Plan, based on the achievement of certain individual personal goals, in the fiscal year ended September 30, 1998, based on Units granted to those officers in 1995.

Chief Executive Officer Compensation

     The salary, bonus and stock option awards of the Chief Executive Officer are determined by the Committee and the Stock Option Committee, in conformance with the policies described above. Mr. Sahakian was paid a base salary for the fiscal year ended September 30, 1998 of $294,500 (the same as was paid to him in the immediately prior fiscal year). In light of the fact that Mr. Sahakian had received no salary increase in the prior fiscal year and only small increases in the prior two fiscal years, and in order to keep Mr. Sahakian's base salary in line with the Committee's philosophy for the future, as noted above, the Committee reviewed such market data as was available. Based on the compensation studies the Committee reviewed and the Committee's favorable evaluation of the performance of the executive officers in significantly improving the Company's financial results when compared to the immediately prior fiscal year, the Committee approved a salary increase for Mr. Sahakian to $375,000 and a special one-time bonus of $100,000. Mr. Sahakian will continue to participate, and receive potential rewards under, the incentive based plans established for that purpose. In this way, the Committee is acting consistently with its philosophy of making much of an executive's total compensation dependent upon the Company's performance.

     The Company continues to monitor the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the federal income tax deduction that may be claimed by a "public company" for compensation paid the Chief Executive Officer and the four most highly compensated other officers to $1 million each except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. The Company's current stock option plan meets the requirements of Section 162(m). In light of this, the Committee does not believe that Section 162(m) will have any adverse effect on the Company but continues to evaluate the Company's compensation program in light of that restriction.


COMPENSATION COMMITTEE             STOCK OPTION COMMITTEE

Stephen B. Krumholz, Chairman      Stephen B. Krumholz, Chairman
M. Michael Arjmand                 M. Michael Arjmand
Daniel D. Sahakian

                             PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard and Poor's 500 Index and a peer group index based on the common stock of the following four companies: Southland Corporation, Casey's General Stores, Inc., Dairy Mart Convenience Stores, Inc. and Uni-Marts, Inc. The cumulative total stockholder return set forth in the graph assumes the investment of $100 in the Company's Common Stock and each index on September 30, 1993, and reinvestment of all dividends.
































                 9/30/93   9/30/94   9/30/95   9/30/96   9/30/97   9/30/98

Uni-Marts, Inc.    100         99       142      170      112          65

S & P 500          100        104       135      162      227         248

Peer Group         100        109        76       72       71          75

                           CERTAIN TRANSACTIONS

     The Company received commissions of $296,700 in fiscal year 1998 from TeleBeam Incorporated ("TeleBeam") for coin-operated telephones installed at convenience store locations and for the sale of prepaid telephone cards. The Company also made payments of $748,700 in fiscal year 1998 to TeleBeam for discounted prepaid telephone cards and telephone service. The majority of the stock of TeleBeam is beneficially owned or controlled by persons related to Henry D. Sahakian, and he serves on its Board of Directors.

     Additional transactions with management and others are described under "Compensation Committee Interlocks and Insider Participation." In management's opinion, the TeleBeam transactions and those described under "Compensation Committee Interlocks and Insider Participation" were or are, as the case may be, on terms which are at least as favorable as could have been obtained with or from a third party. All such transactions were approved by a majority of the independent directors of the Board.


                          PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of December 30, 1998, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's Directors and Executive Officers and
(iii) all of the Directors and Executive Officers as a group. As of such date, there were 6,867,435 shares of Common Stock outstanding.

                                                        Common Stock
                                                   Beneficial Ownership (1)
                                                   ------------------------
Name and Address of Beneficial Owner (2)             Shares      Percentage
----------------------------------------           ----------    ----------
Henry D. Sahakian                                  796,097 (3)      11.5%
M. Michael Arjmand                                   1,428           0.0
J. Kirk Gallaher                                    90,548 (4)       1.3
Herbert C. Graves                                   11,028 (5)       0.2
Stephen B. Krumholz                                  1,428           0.0
Daniel D. Sahakian                                 531,322 (6)       6.2
Gerold C. Shea                                       1,928           0.0
David G. Graves                                          0           0.0
Matthew R. Chandik                                       0           0.0
Norine M. Eichelkraut                                    0           0.0
All Directors and Executive Officers
  as a Group (11 persons)                        1,322,379          18.9
Alexander Sahakian Trust                           423,500           6.2
Armen D. Sahakian                                  379,279           5.5
Linda Ordoukhanian, 1580 Massachusetts Avenue,
  #6D, Cambridge, MA 02181                         838,468 (7)      12.2
Armineh Ordoukhanian-Petrossian,
  20 Rayburn Road, Belmont, MA 02178                       (7)
Elsa Ordoukhanian, 925 Waverly Street,
  #304, Palo Alto, CA 94301                                (7)
Nancy Ordoukhanian, 1580 Massachusetts Avenue,
  #6D, Cambridge, MA 02181                                 (7)
Getty Petroleum Marketing, Inc.,
  125 Jericho Turnpike, Jericho, NY 11753          487,000           7.1

(1) Includes options to purchase Common Stock granted pursuant to the Company's Equity Compensation Plan and 1996 Equity Compensation Plan exercisable within 60 days.

(2) Except as noted, addresses of all beneficial owners listed are in care of the Company.

(3) Includes 92,400 shares held by Henry D. Sahakian jointly with his wife, 35,500 shares owned by his wife, 46,090 shares held in the Savings Plan, 71,800 shares held by HFL Corporation, 30,000 shares held by Unico Corporation and options to purchase 63,450 shares of Common Stock. Henry
     D. Sahakian is one of two trustees for two trusts for the benefit of Daniel D. Sahakian's children. Henry D. Sahakian disclaims beneficial ownership of, and the beneficial ownership in the table above does not include, the stock held by these two trusts.

(4) Includes 48,457 shares held by Mr. Gallaher jointly with his wife, 1,605 shares held in the Savings Plan and options to purchase 40,486 shares of Common Stock.

(5)  Includes 9,600 shares held by the Graves Family Limited Partnership.

(6) Includes 37,950 shares held by Daniel D. Sahakian jointly with his wife, 71,800 shares held by HFL Corporation, 70,115 shares held for two trusts, 30,000 shares held by Unico Corporation and options to purchase 11,000 shares of Common Stock.

(7) According to Schedule 13D filed on March 30, 1998, each of Armineh Ordoukhanian-Petrossian, Elsa Ordoukhanian and Nancy Ordoukhanian has granted to Linda Ordoukhanian a proxy to vote all shares of Common Stock owned by her. Armineh Ordoukhanian-Petrossian may be deemed to be the beneficial owner of 209,620 shares of Common Stock with sole power to dispose of such shares and shared power to vote such shares. Elsa Ordoukhanian and Nancy Ordoukhanian may each be deemed to be the beneficial owner of 209,616 shares of Common Stock with sole power to dispose of such shares and shared power to vote such shares. Each of the named persons shares voting power with respect to the shares of Common Stock owned by her with Linda Ordoukhanian by virtue of the proxy granted by each of the named persons to Linda Ordoukhanian. Linda Ordoukhanian may be deemed to be the beneficial owner of 838,468 shares of Common Stock, including 209,616 shares of Common Stock over which she has sole voting and investment power, and 628,852 shares of Common Stock over which she shares voting power by virtue of the proxies granted to her by the other named persons. The group formed by these persons may be deemed to beneficially own 838,468 shares of Common Stock.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of its Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during or with respect to the fiscal year ended September 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.


                                PROPOSAL II
                          PROPOSAL TO APPROVE THE
               UNI-MARTS, INC. EMPLOYEE STOCK PURCHASE PLAN

     In order to encourage employee ownership of the Company, on October 26, 1998, the Board of Directors of the Company (the "Board") adopted the Uni-Marts, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), subject to stockholder approval. The Board reserved 500,000 shares of the Company's Common Stock ("Common Stock") for the Employee Stock Purchase Plan, subject to adjustment in the event of stock splits, stock dividends, recapitalization, or other changes in the outstanding Common Stock. The Employee Stock Purchase Plan provides eligible employees of the Company with a means to purchase, through payroll deductions, shares of Common Stock at a discount, consistent with the provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     Eligibility. Employees of the Company are eligible to participate in the Employee Stock Purchase Plan, on a purely voluntary basis, if they meet certain conditions. To be eligible, an employee must (i) be classified by the Company as a full- or part-time employee (and not as an independent contractor) whose customary employment is more than twenty (20) hours per week and more than five
(5) months per year; (ii) not be deemed to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company and (iii) have completed at lease one year of service with the Company.

     Participation. An eligible employee may elect to participate in the Plan on January 1, April 1, July 1 or October 1 following his or her satisfaction of the eligibility requirements by executing and filing a purchase agreement with the committee appointed by the Board to administer the Employee Stock Purchase Plan (the "Committee"). A participant may voluntarily cease his or her participation in the Employee Stock Purchase Plan at any time by filing a notice of cessation of participation with the Committee.

     Options Grants. On the first day of each purchase period, eligible employees are granted options to purchase a maximum number of shares of Common Stock (discussed under "Exercise Limitations" below). For this purpose, a purchase period is each quarterly period beginning on any January 1, April 1, July 1 and October 1, unless otherwise established by the Committee. The options may be exercised only on the last day of the purchase period in which they were granted.

     Payroll Deductions. During a purchase period each participant may authorize payroll deductions from his or her compensation for the purpose of funding the exercise of the options granted during that purchase period. Such payroll deductions may not be less than $20 per pay period ($40 for any participant paid on a monthly payroll period). In addition, the Committee may allow participants to deposit funds with the Company to be used for the exercise of options granted under the Employee Stock Purchase Plan. However, the total amount that a participant may contribute to the Employee Stock Purchase Plan through payroll deductions and deposits may not exceed 25% of the participant's compensation for the purchase period. All funds received or held by the Company under the Employee Stock Purchase Plan are general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose. No interest on such funds will be credited to or paid to any participant under the Employee Stock Purchase Plan.

     A participant may change the amount of his or her payroll deduction by filing a notice with the Committee in such form and at such time in advance of the date on which the change is to become effective as the Committee shall prescribe.

     Option Exercise.   On the last day of the period, the participant shall
automatically be deemed to have exercised his or her option, unless he or she notifies the Committee of his or her desire not to exercise his or her option. If a participant's option is exercised, the Company will purchase for the participant the largest number of whole shares of Common Stock as can be purchased with the amounts withheld from the participant's compensation (or deposited by the participant) during the purchase period at a price that is equal to 90% of the average market value of the shares for all of the trading days during the purchase period but in no event less than the lower of (i) 90% of the market value of such shares on the first day of the purchase period or
(ii) 90% of the market value of such shares on the last day of the purchase period. Notwithstanding the foregoing, the Board may set the purchase price at the market value or a percentage of the market value of the shares on either the first day of the purchase period or the last day of the purchase period so long as the purchase price is not less than 85% of the market value on either day.

     Exercise Limitations. The maximum number of shares of Common Stock that may be purchased by a participant during a purchase period is 6,000; however, the Committee may select a different limitation prior to the first day of any such purchase period. As a further limitation, a participant may not purchase shares of stock having a market value (determined at the beginning of each purchase period) of more than $25,000 during any calendar year in which one or more offerings are outstanding.

     In addition, if any participant would be deemed to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company after considering the number of shares of stock that such participant would be entitled to purchase under the Employee Stock Purchase Plan, the maximum number of shares of stock that such person will be entitled to purchase may not exceed that number which, when added to the number of shares of stock that such participant is deemed to own, is one less than the number of shares of stock possessing five percent (5%) of the total combined voting power or value of all classes of stock of the Company.

     Finally, if, on the last day of a purchase period, the aggregate funds available for the purchase of stock would purchase a number of shares in excess of the number of shares of stock then available for purchase under the Employee Stock Purchase Plan, then (i) the number of shares of stock that would otherwise be purchased by each participant will be proportionately reduced in order to eliminate such excess and (ii) the Employee Stock Purchase Plan will automatically terminate immediately after the last day of such purchase period.

     Withdrawal and Distribution. A participant may request a withdrawal of shares of stock purchased under the Employee Stock Purchase Plan at any time by making a request in such form and at such time as the Committee shall prescribe. Moreover, if a participant terminates his or her employment with the Company, or otherwise ceases to be an eligible employee, he or she will receive a distribution of his or her shares of Common Stock held in the

Employee Stock Purchase Plan. In no event, however, will a distribution be made prior to 12 months after the date on which such shares were purchased.

     Restrictions on Transfer. An option granted under the Employee Stock Purchase Plan shall not be transferable by a participant, other than by will or by the laws of descent and distribution, and is exercisable during his or her lifetime only by the participant. Subject to the 12-month distribution waiting period described above, a participant may, however, obtain a stock certificate evidencing shares acquired under the Employee Stock Purchase Plan and sell such shares at any time by making a request in the time and form prescribed by the Committee.

     Level of Participation. It is not possible to determine how many eligible employees will participate in the Employee Stock Purchase Plan in the future or the level of such employees' participation.

     Tax Treatment. The Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the Employee Stock Purchase Plan will not realize income at the time the offering commences or when the shares are actually purchased under the Employee Stock Purchase Plan. If an employee disposes of such shares after two years from the date the offering of such shares commences under the Employee Stock Purchase Plan and after one year from the actual date of purchase of such shares under the Employee Stock Purchase Plan (collectively the "Holding Period"), a portion of the participant's gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income rates on the lesser of
(i) the excess of the fair market value of the shares on the date the option was exercised over the participant's option price or (ii) the excess of the fair market value of the shares on the date of sale over the participant's option price. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant's basis in the shares (the option price plus any ordinary income realized). The capital gain tax rate will depend on how long the stock is held by the participant and certain other factors. If an employee disposes of the shares purchased under the Employee Stock Purchase Plan during the Holding Period, the employee generally will be taxed at ordinary income tax rates in the year in which such disposition occurs on an amount equal to the excess, if any, of the fair market value of such shares on the date of purchase over the amount includable in his or her income as ordinary income, and any further gain or loss which is recognized at the time of disposition will be capital gain or loss, either shor t-term or long-term, depending on the length of the holding period for such shares. In the event of a disposition during the Holding Period, the Company will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

     Administration and Termination. The Employee Stock Purchase Plan provides for administration of the Employee Stock Purchase Plan by the Committee. The Board may terminate or amend the Employee Stock Purchase Plan in any respect at any time, except that the approval of the Company's stockholders is required for any amendment to increase the number of shares available for purchase under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan will automatically terminate upon (i) the dissolution or liquidation of the Company or (ii) a merger or consolidation in which the Company is not the surviving corporation. Unless terminated earlier, the Employee Stock Purchase Plan will continue in effect until December 31, 2008.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE UNI-MARTS, INC. EMPLOYEE STOCK PURCHASE PLAN.

                              PROPOSAL III
            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP, Philadelphia, Pennsylvania, has acted as the Company's independent auditors for the fiscal year ended September 30, 1998. The Company intends to utilize the services of Deloitte & Touche LLP for the fiscal year ending September 30, 1999. A member of that firm will be present at the Annual Meeting to respond to appropriate questions from stockholders. He may also make a statement. The proxy agents of the Board of Directors intend to vote, unless instructed otherwise, for the ratification of the appointment of the firm of Deloitte & Touche LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE ABOVE-NAMED INDEPENDENT AUDITORS.


                           STOCKHOLDER PROPOSALS

     Stockholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than October 1, 1999. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

     Stockholders intending to present proposals at the next annual meeting of the Company and not intending to have such proposals included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than December 15, 1999. If notification of a stockholder proposal is not received by such date, the Proxies may vote, in their discretion, any and all of the proxies received in this solicitation against such proposal.


                               OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action, but, if any other matter properly comes before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.


                                          By Order of the Board of Directors,

                                          /S/ HARRY A. MARTIN

                                          Harry A. Martin
                                          Secretary

State College, Pennsylvania
January 29, 1999

                                                                      APPENDIX
                             UNI-MARTS, INC.
                                  PROXY

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on February 25, 1999 and any adjournment thereof.

This Proxy when properly executed will be voted as specified on the reverse side hereof. If no specific direction is given, it will be voted for the election of Directors, for approval of Employee Stock Purchase Plan and for the ratification of the appointment of the independent auditors.

The undersigned appoints Henry D. Sahakian and J. Kirk Gallaher, or any one or more of them acting in the absence of others, Proxies, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, February 25, 1999, at 10:00 AM, and any adjournment thereof, as set forth on the reverse hereof.


         (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)










 ...............................................................................
                           FOLD AND DETACH HERE

1.  ELECTION OF CLASS III DIRECTORS           2.  PROPOSAL TO APPROVE THE
M. Michael Arjmand, Daniel D. Sahakian.          EMPLOYEE STOCK PURCHASE PLAN.

FOR ALL NOMINEES            WITHHOLD
 LISTED ABOVE       AUTHORITY TO
 (Except as         VOTE FOR ALL
  marked to            NOMINEES
the contrary)       LISTED ABOVE           FOR     AGAINST    ABSTAIN

   /   /                 /   /                  /   /     /   /      /   /


(Instruction: To withhold authority to
 vote for any nominee, write that
 nominee's name on the line below.)

---------------------------------------


3. PROPOSAL TO RATIFY THE APPOINTMENT OF
   DELOITTE & TOUCHE LLP AS THE COMPANY'S
   INDEPENDENT AUDITORS FOR THE FISCAL YEAR
   ENDING SEPTEMBER 30, 1999.

    FOR     AGAINST     ABSTAIN
   /   /      /   /       /   /

                                            Date:                  , 1999
                                                 ----------------------

                                            Signature(s)-----------------------

                                            -----------------------------------
                                            Important: Please sign your name or
                                            names exactly as printed on this
                                            proxy.  When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, give title as such.
 ...............................................................................
                           FOLD AND DETACH HERE


                           UNI-MARTS, INC. LOGO


                             ADMISSION TICKET

                   1999 ANNUAL MEETING OF STOCKHOLDERS

                      Thursday, February 25, 1999

                                10:00 AM

                   Penn Stater Conference Center Hotel
                        215 Innovation Boulevard
                        State College, PA 16803


This ticket, or other evidence of stock ownership, must be presented to enter the meeting.

     Admits Stockholder(s) or their duly appointed Proxy(ies)

                                                                   EXHIBIT











                       ----------------------------

                              UNI-MARTS, INC.
                       EMPLOYEE STOCK PURCHASE PLAN

                       ----------------------------

                         TABLE OF CONTENTS

                                                             Page

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Introduction. . . . . . . . . . . . . . . . . . . . . . . .1
     Sec. 1.01  Statement of Purpose . . . . . . . . . . . . . .1
     Sec. 1.02  Internal Revenue Code Considerations . . . . . .1
     Sec. 1.03  ERISA Considerations . . . . . . . . . . . . . .1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Definitions . . . . . . . . . . . . . . . . . . . . . . . .1
     Sec. 2.01  Board of Directors . . . . . . . . . . . . . . .1
     Sec. 2.02  Code . . . . . . . . . . . . . . . . . . . . . .1
     Sec. 2.03  Committee. . . . . . . . . . . . . . . . . . . .1
     Sec. 2.04  Company. . . . . . . . . . . . . . . . . . . . .1
     Sec. 2.05  Effective Date . . . . . . . . . . . . . . . . .1
     Sec. 2.06  Election Date. . . . . . . . . . . . . . . . . .1
     Sec. 2.07  Eligible Employee. . . . . . . . . . . . . . . .1
     Sec. 2.08  Exchange Act . . . . . . . . . . . . . . . . . .2
     Sec. 2.09  Market Value . . . . . . . . . . . . . . . . . .2
     Sec. 2.10  Participant. . . . . . . . . . . . . . . . . . .2
     Sec. 2.11  Plan . . . . . . . . . . . . . . . . . . . . . .2
     Sec. 2.12  Plan Year. . . . . . . . . . . . . . . . . . . .2
     Sec. 2.13  Purchase Agreement . . . . . . . . . . . . . . .2
     Sec. 2.14  Purchase Date. . . . . . . . . . . . . . . . . .2
     Sec. 2.15  Purchase Period. . . . . . . . . . . . . . . . .2
     Sec. 2.16  Purchase Price . . . . . . . . . . . . . . . . .2
     Sec. 2.17  Stock. . . . . . . . . . . . . . . . . . . . . .2


ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Admission to Participation. . . . . . . . . . . . . . . . .3
     Sec. 3.01  Initial Participation. . . . . . . . . . . . . .3
     Sec. 3.02  Discontinuance of Participation. . . . . . . . .3
     Sec. 3.03  Readmission to Participation . . . . . . . . . .3

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Stock Purchase and Distributions or Withdrawals . . . . . .3
     Sec. 4.01  Reservation of Shares. . . . . . . . . . . . . .3
     Sec. 4.02  Limitations on Shares Available. . . . . . . . .3
     Sec. 4.03  Purchase Price of Shares . . . . . . . . . . . .4
     Sec. 4.04  Exercise of Purchase Privilege . . . . . . . . .4
     Sec. 4.05  Payroll Deductions and Deposits. . . . . . . . .5
     Sec. 4.06  Payment for Stock. . . . . . . . . . . . . . . .5
     Sec. 4.07  Share Ownership; Issuance of Certificates. . . .5
     Sec. 4.08  Withdrawal or Distribution of Shares . . . . . .6

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Special Adjustments . . . . . . . . . . . . . . . . . . . .7
     Sec. 5.01  Shares Unavailable . . . . . . . . . . . . . . .7
     Sec. 5.02  Anti-Dilution Provisions . . . . . . . . . . . .7
     Sec. 5.03  Effect of Certain Transactions . . . . . . . . .7

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . .8
     Sec. 6.01  Non-Alienation . . . . . . . . . . . . . . . . .8
     Sec. 6.02  Administrative Costs . . . . . . . . . . . . . .8
     Sec. 6.03  The Committee. . . . . . . . . . . . . . . . . .8
     Sec. 6.04  Amendment of the Plan. . . . . . . . . . . . . .8
     Sec. 6.05  Expiration and Termination of the Plan . . . . .8
     Sec. 6.06  Repurchase of Stock. . . . . . . . . . . . . . .9
     Sec. 6.07  Notice . . . . . . . . . . . . . . . . . . . . .9
     Sec. 6.08  Government Regulation. . . . . . . . . . . . . .9
     Sec. 6.09  Headings, Captions, Gender . . . . . . . . . . .9
     Sec. 6.10  Severability of Provisions, Prevailing Law . . .9

                                 ARTICLE I
                                Introduction

          Sec. 1.01 Statement of Purpose. The purpose of the Uni-Marts, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of both the employees and the Company. The Plan will be effective January 1, 1999, contingent upon approval by the shareholders of the Company within 12 months after the date on which the Plan is adopted.

          Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

          Sec. 1.03 ERISA Considerations. The Plan is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.


                                 ARTICLE II
                                Definitions

          Sec. 2.01 "Board of Directors" means the board of directors of the Company or a committee of the board of directors authorized to act on its behalf.

          Sec. 2.02 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

          Sec. 2.03 "Committee" means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 6.03.

          Sec. 2.04  "Company" means Uni-Marts, Inc., a Delaware corporation.

          Sec. 2.05 "Effective Date" shall mean a January 1, 1999.

          Sec. 2.06 "Election Date" means each October 1, January 1, April 1, and July 1 or such other dates as the Committee shall specify.

          Sec. 2.07 "Eligible Employee" means each employee of the Company (i) who is classified by the Company as a full or part-time employee (and not as an independent contractor), (ii) whose customary employment is for more than twenty (20) hours per week and for more than five (5) months per year, (iii) who is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, and (iv) who has completed at least one year of service with the Company.

          Sec. 2.08 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

          Sec. 2.09 "Market Value" means the last price for the Stock as reported on the principal market on which the Stock is traded for the date of reference. If there was no such price reported for the date of reference, "Market Value" means the last reported price for the Stock on the day next preceding the date of reference for which such price was reported.

          Sec. 2.10 "Participant" means each Eligible Employee who elects to participate in the Plan.

          Sec. 2.11 "Plan" means the Uni-Marts, Inc. Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

          Sec. 2.12 "Plan Year" means each fiscal year of the Company during which the Plan is in effect.

          Sec. 2.13 "Purchase Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company's offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

          Sec. 2.14  "Purchase Date" means the last day of each Purchase
Period.

          Sec. 2.15 "Purchase Period" means each quarterly period or other period specified by the Committee, beginning on or after the Effective Date, during which the Participant's Stock purchase is funded through payroll deduction accumulations (or a lump sum deposit if permitted under Section 4.05(b)).

          Sec. 2.16 "Purchase Price" means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 4.03.

          Sec. 2.17  "Stock" means the common stock of the Company.


                                ARTICLE III
                         Admission to Participation

          Sec. 3.01 Initial Participation. An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of such Election Date as the Committee shall prescribe. The Purchase Agreement shall remain in effect until modified or canceled in accordance with the terms of this Plan.

          Sec. 3.02 Discontinuance of Participation. A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the Purchase Date as the Committee shall prescribe. Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease, no further purchase of Stock shall be made for the Participant and the Participant may obtain payment of any funds held in his or her account under the Plan.

          Sec. 3.03 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.

                                 ARTICLE IV
               Stock Purchase and Distribution or Withdrawals

          Sec. 4.01 Reservation of Shares. There shall be 500,000 shares of Stock authorized for issuance or transfer under the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.

          Sec. 4.02  Limitations on Shares Available.

               (a) The maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole shares of Stock that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of shares of Stock at the Purchase Price, or (b) the Participant's proportionate part of the maximum number of whole shares of Stock available under the Plan, as stated in Sections 4.01 and 5.01.

               (b) The maximum number of shares of Stock that a Participant may purchase during a Purchase Period is 6,000; however, the Committee may select a different limitation prior to the first day of any such Purchase Period.

               (c) Notwithstanding all of the foregoing, as a further limitation, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase under the Plan), is one less than such five percent (5%). Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.

          Sec. 4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any offering under the Plan shall be 90% of the average Market Value of such share for all of the trading days during the Purchase Period but in no event less than the lower of (i) 90% of the Market Value of such share on the first day of the Purchase Period or (ii) 90% of the Market Value of such share on the Purchase Date. Notwithstanding the foregoing, the Board of Directors may determine that the Purchase Price shall be the Market Value, or a percentage of the Market Value, on either of such dates or the lower of such dates, so long as the percentage shall not be lower than 85% of such Market Value.

          Sec. 4.04  Exercise of Purchase Privilege.

               (a) On the first day of each Purchase Period, each Participant shall be granted an option to purchase shares of Stock at the Purchase Price specified in Section 4.03 as of the Purchase Date. The option shall continue in effect through the Purchase Date for the Purchase Period and may be exercised only on the Purchase Date. Subject to the provisions of
Section 4.02 above and of paragraph (c) of this Section 4.04, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

               (b) There shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole shares of Stock as can be purchased with the amounts withheld from the Participant's compensation (or deposited by the Participant as described in Section 4.05(b) during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made.

               (c) A Participant may not purchase shares of Stock having an aggregate Market Value of more than twenty-five thousand dollars ($25,000), determined at the beginning of each Purchase Period, during any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

          Sec. 4.05  Payroll Deductions and Deposits.

               (a) Each Participant may authorize payroll deductions from his or her compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of compensation during a Purchase Period of an amount not less than $20 per paycheck ($40 for any Participant on a monthly payroll period) and not more than 25% of such Participant's compensation. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by the Participant's filing with the Committee of a notice in such form and at such time in advance of the date on which the change is to be effective as the Committee shall prescribe.

               (b) The Committee may allow Participants to deposit funds with the Company to be used for the purpose of purchasing Stock pursuant to his or her Purchase Agreement, instead of or in addition to payroll deductions pursuant to subsection (a). The total amount that a Participant may contribute to the Plan during a Purchase Period (through payroll deductions and deposits) may not exceed 25% of the Participant's compensation for the Purchase Period. The Committee shall designate the dates by which any such deposits must be made for a Purchase Period.

          Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions (and any deposits made by a Participant pursuant to Section 4.05(b), if permitted by the Committee). All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

          Sec. 4.07  Share Ownership; Issuance of Certificates.

               (a) The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be credited to an account on the books of the Company until delivered by the Company in a manner as determined by the Committee.

               (b) The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by the Company by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant on a Purchase Date or during a Plan Year or other period determined by the Committee, (ii) issuing and delivering certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during a Plan Year or other period determined by the Committee to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during the Plan Year or other period determined by the Committee to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's share interests in the Stock; provided, however, that no certificate shall be issued under any circumstances for fewer than 100 shares unless the Participant has terminated employment with the Company. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant's Purchase Agreement, in the Participant's name jointly with the Participant's spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account held in the Participant's name as tenant in common with the Participant's spouse, with or without right of survivorship.

               (c) In addition to any restrictions or limitations on the withdrawal or distribution of Stock purchased under the Plan as set forth in
Section 4.08 or otherwise hereunder, the Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the withdrawal or distribution of Stock, the issuance of individual stock certificates or the withdrawal from any shareholder accounts established for a Participant.

               (d) Any dividends payable with respect to shares of Stock credited to a shareholder account of a Participant established pursuant to
Section 4.07(a) shall be paid directly to the Participant at such time as is administratively practicable as determined by the Committee.

          Sec. 4.08  Withdrawal or Distribution of Shares.

               (a) A Participant may request a withdrawal of shares of Stock purchased for the Participant under the Plan at any time by making a request in such form and at such time as the Committee shall prescribe but in no event prior to 12 months after the Purchase Date of such shares.

               (b) If a Participant terminates his or her employment with the Company or otherwise ceases to be an Eligible Employee, subject to the limitation of paragraph (a), the Participant shall receive a distribution of his or her shares of Stock held in any shareholder account established.
                                       -5-

               (c) If a Participant is to receive a withdrawal or distribution of shares of Stock, the withdrawal or distribution shall be made in whole shares of Stock.

                                 ARTICLE V
                            Special Adjustments

          Sec. 5.01 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available for purchase under the Plan, the following events shall occur:

               (a) The number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess; and

               (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted.

          Sec. 5.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 4.01, and the calculation of the Purchase Price per share may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company.

          Sec. 5.03 Effect of Certain Transactions. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the shares of stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, unless the Board determines otherwise, liquidation, merger or consolidation, and the balance of any amounts withheld from a Participant's compensation (or deposited pursuant to Section 4.05(b) which had not by such time been applied to the purchase of Stock shall be returned to the Participant.

                                 ARTICLE VI
                               Miscellaneous

          Sec. 6.01 Non-Alienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. If a Participant dies, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant such shares of Stock and such residual amounts as may remain to the Participant's credit from amounts withheld from the Participant's compensation (or deposited pursuant to Section 4.05(b) before the Participant's death) as of the Purchase Date occurring at the close of the period in which the Participant's death occurs, including shares of Stock purchased as of that date or prior thereto with moneys withheld from the Participant's compensation.

          Sec. 6.02 Administrative Costs. The Company shall pay the administrative expenses associated with the operation of the Plan.

          Sec. 6.03 The Committee. The Board of Directors shall appoint a Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions and determinations of fact with respect to the Plan shall be final and conclusive.

          Sec. 6.04 Amendment of the Plan. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that any amendment that is required to be approved by the shareholders under Section 423 of the Code shall be submitted to the shareholders of the Company for approval.

          Sec. 6.05 Expiration and Termination of the Plan. The Plan shall continue in effect for ten (10) years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's compensation which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

          Sec. 6.06 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

          Sec. 6.07 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to the Committee at 477 East Beaver Avenue, State College, PA 16801-5690. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

          Sec. 6.08 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance or delivery of such Stock.

          Sec. 6.09 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

          Sec. 6.10 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the Commonwealth of Pennsylvania to the extent such laws are not in conflict with, or superseded by, federal law.



                                       -7-